Exhibit 99.1

Lincoln Centre Tower I 5400 Lyndon B. Johnson Freeway, Suite 1300 Dallas, Texas 75240 T 214.238.5700 F 214.238.5701

Capital Southwest Announces Closing of $100 Million Secured Revolving Credit Facility

Dallas, Texas – August 30, 2016 – Capital Southwest Corporation (“Capital Southwest”) (Nasdaq:CSWC) announced the closing of a four-year syndicated revolving credit facility led by ING Capital LLC (“ING”) in the initial amount of $100 million, with an accordion feature that provides for expansion of the facility up to $150 million, subject to customary conditions. The facility will bear interest at a rate of LIBOR plus 3.25% per annum, with no LIBOR floor.  The Credit Facility has a maturity date of August 30, 2020.

“We are excited to announce the closing of this credit facility and the beginning of what we believe will be a long partnership with ING and the full bank syndicate,” noted Michael S. Sarner, Chief Financial Officer of Capital Southwest.  “This facility provides significant capitalization with which to execute our business plan, providing flexible financing for both our Upper Middle Market and Lower Middle Market businesses.”

About Capital Southwest

Capital Southwest Corporation (Nasdaq:CSWC) is a Dallas, Texas-based publicly traded Business Development Company, with approximately $273 million in net assets as of June 30, 2016. On September 30, 2015, Capital Southwest completed the spin-off to shareholders of its industrial businesses, CSW Industrials, Inc.  Capital Southwest is a middle market lender, focused on supporting the acquisition and growth of middle market businesses with investments from $5 to $20 million across the capital structure, including first lien, unitranche, second lien and subordinated debt, as well as non-control equity co-investments. Since Capital Southwest's formation in 1961, it has always sought to invest in companies with strong management teams and sound financial performance. As a public company with a permanent capital base, Capital Southwest is fortunate to have the flexibility to be creative in its financing solutions and to invest to support the growth of its portfolio companies over long periods of time.

About ING Capital LLC

ING Capital LLC is a financial services firm offering a full array of wholesale financial lending products and advisory services to its corporate and institutional clients. ING Capital LLC is an indirect U.S. subsidiary of ING Bank NV, part of ING Group (NYSE: ING), a global financial institution of Dutch origin. The purpose of ING Bank is empowering people to stay a step ahead in life and in business. The Investment Industry Finance (IIF) group at ING Capital offers a broad range of structured finance solutions to its clients active in the investment industry, including Business Development Companies.

Forward-Looking Statements

This press release contains historical information and forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 with respect to the business and investments of Capital Southwest. Forward-looking statements are statements that are not historical statements and can often be identified by words such as "will," "believe," "expect" and similar expressions, and variations or negatives of these words. These statements are based on management's current expectations, assumptions and beliefs. They are not guarantees of future results and are subject to numerous risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement. These risks include risks related to changes in the markets in which Capital Southwest invests, changes in the financial and lending markets and general economic and business conditions.

Readers should not place undue reliance on any forward-looking statements and are encouraged to review Capital Southwest's Annual Report on Form 10-K for the year ended March 31, 2016 and subsequent fillings with the Securities and Exchange Commission for a more complete discussion of the risks and other factors that could affect any forward-looking statements. Except as required by the federal securities laws, Capital Southwest does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Investor Relations Contacts:

Michael S. Sarner, Chief Financial Officer

214-884-3829